Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hertz Group Realty Trust, Inc predecessor

Woodland Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report, dated June 27, 2019, relating to the Consolidated Combined Financial Statements and schedules of Hertz Group Realty Trust, Inc. predecessor, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

June 27, 2019